Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 24, 2021, with respect to the consolidated financial statement of Vimeo Holdings, Inc. as of December 31, 2020, included in the Registration Statement (Form S-1 No. 333-XXXX) and related Prospectus of Vimeo, Inc., formerly known as Vimeo Holdings, Inc., for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

May 24, 2021